SCHEDULE A
                           AS AMENDED AUGUST 30, 2016
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                           CORNERSTONE ADVISORS INC.
                              DATED JUNE 22, 2012

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the Fund in accordance with the following fee schedule:

FUND                                                                      RATE
Global Public Equity Fund ............................................    0.01%
Income Opportunities Fund ............................................    0.01%
Public Alternatives Fund .............................................    0.01%
Real Assets Fund .....................................................    0.01%
Core Plus Bond Fund ..................................................    0.01%



                                   THE ADVISORS' INNER CIRCLE FUND

                                        By: /s/ Dianne Descoteaux
                                            ---------------------
                                        Name: Dianne Descoteaux
                                        Title: VP & Secretary


                                   CORNERSTONE ADVISORS INC.

                                        By: /s/ Bruce Duff
                                            --------------
                                        Name: Bruce Duff
                                        Title: COO


                                      A-1